SECURITIES PURCHASE AGREEMENT

                                  by and among

                          KINGSGATE ACQUISITIONS, INC.

                                       and

                         LOOK MODELS INTERNATIONAL, INC.

                                       and

                 STOCKHOLDERS OF LOOK MODELS INTERNATIONAL, INC.

                                       and

              FOUNDING STOCKHOLDERS OF KINGSGATE ACQUISITIONS, INC.

                                       and

              THE ACQUISITION TEAM OF KINGSGATE ACQUISITIONS, INC.

                                    AGREEMENT

      AGREEMENT (this "Agreement") is dated as of July 25, 2001 by and among Kingsgate Acquisitions, Inc., a Delaware corporation ("Kingsgate"), Look Models International, Inc., a Delaware corporation ("LMI") and the stockholders of Look Models International, Inc., whose names and security holdings are listed on Schedule A ("LMI Stockholders"), the Founding Stockholders Of Kingsgate Acquisitions, Inc., who are listed on Schedule B (the "Founding Stockholders" or "Kingsgate Founders") and the Acquisition Team of Kingsgate Acquisitions, Inc., who are listed on Schedule C (the "Kingsgate Acquisition Team")

      WHEREAS, Kingsgate has just completed an offering (the "Kingsgate Offering") of 1,000,000 units ("Units") pursuant to Rule 419 ("Rule 419") under the Securities Act of 1933 (the "Securities Act"), each Unit consisting of one share of its common stock ("Kingsgate Share") and five redeemable common stock purchase warrants ("Kingsgate Warrants") exercisable at $1.00; and

      WHEREAS, prior to the Kingsgate Offering, Kingsgate sold 2,000,000 Kingsgate Shares, pursuant to Regulation D to the Securities Act to its initial stockholders (Kingsgate "Founding Stockholders") whose names and security holdings are listed on Schedule B; and

      WHEREAS, LMI is an private corporation with offices in Vienna, Austria and New York, New York that is involved, among other things, in modeling, staging and licensing of model search contacts, and innovative brand and product extension; and

      WHEREAS, Kingsgate has placed the proceeds of the Kingsgate Offering and certificates representing the Kingsgate and Kingsgate Warrants in an escrow account established pursuant to Rule 419 at Chittenden Bank, Escrow Agent; and

      WHEREAS, each registration statement ("Registration Statement") containing business and financial information concerning Kingsgate is available on the Electronic Data Gathering, Analysis and Retrieval System (known as "EDGAR") maintained by the United States Securities and Exchange Commission ("Commission") on its World Wide Web site, www.sec.gov; and a printed copy of its definitive prospectus contained in the last Registration Statement filed with the Commission (the "Definitive Prospectus") as filed with the Commission on Edgar is attached to this Agreement as Exhibit A; and

      WHEREAS, pursuant to Rule 419 and the Definitive Prospectus, before Kingsgate may consummate an acquisition, it must prepare and submit to the Commission a post-effective amendment to its registration statement (the "Post-Effective Amendment"), the Post-Effective Amendment must become effective; the management of Kingsgate must submit the proposed acquisition to a vote of subscribers to the Kingsgate Offering; and holders of at least 80% of the Units must vote in favor of confirming the acquisition ("Reconfirmation Vote"); and

      WHEREAS, Kingsgate desires to acquire all the capital stock of LMI and LMI desires to sell to Kingsgate all of its capital stock subject to the terms and conditions hereinafter set forth in this Agreement; and

      NOW THEREFORE, in consideration of the premises and the covenants set forth herein, the parties hereto (the "Parties" and, individually, a "Party") hereby agree as follows:

                                    ARTICLE 1
              PURCHASE AND SALE OF SECURITIES - FACILITIES PROVIDED

1.01  Purchase and Sale.

      (a) Subject to the terms and conditions of this Agreement, Kingsgate, LMI, the LMI Stockholders and the Kingsgate Founding Stockholders will accomplish the following transactions:

            (i) Kingsgate shall acquire all of the capital stock of LMI. In exchange therefore, Kingsgate shall issue stock as follows:

                  1. 10,500,000 shares of common stock shall be issued to the LMI Stockholders in a private transaction in proportion to the holdings of said shareholders.

                  2. 1,000,000 shares of common stock shall be issued to LMI Management (whose names are listed on Schedule D hereto) in a private transaction.

                  3. Of the 2,000,000 shares of common stock currently held by the Kingsgate Founding Stockholders, 500,000 shall be retained by the Kingsgate Founding Stockholders and 500,000 shares shall be transferred to the Kingsgate Acquisition Team. The remaining 1,000,000 shall be cancelled.

                  4. The Kingsgate public stockholders (the "Kingsgate Public Holders") shall retain 500,000 shares of their common stock and shall sell 500,000 to the Kingsgate Acquisition Team at cost.

                  5. The Kingsgate Public Holders shall agree to cancel three of their five common stock purchase warrants. They shall retain 1,000,000 warrants and shall sell 1,000,000 warrants to the Kingsgate Acquisition Team at cost.

                  6. Upon the effectiveness of the acquisition, Kingsgate shall have 13,500,000 authorized and issued shares of common stock outstanding. The LMI Group shall own 11,500,000 shares, or 85.2% of the common stock of the combined entity and the Kingsgate Group shall own 2,000,000 or 14.8% of the combined entity. Upon effectiveness of the acquisition, 3,000,000 of the 5,000,000 common stock purchase warrants shall be cancelled, leaving the Kingsgate Group with 2,000,000 two-year redeemable common stock purchase warrants outstanding.

            (iii) Kingsgate will file the Post-Effective  Amendment  containing, inter alia, a description of the business of LMI, risk factors, audited financial statements of Kingsgate and LMI and consolidated pro-forma financial statements of Kingsgate and LMI;

            (iv) as soon as practicable after the effective date of the Post-Effective Amendment, the present management of Kingsgate will dispatch a copy of the Definitive Prospectus contained in the Post-Effective Amendment, a copy of this Agreement and a notice soliciting a vote in favor of or against the acquisition of LMI and informing holders of Units that the vote of at least the holders of 80% of the Units will be required to confirm the acquisition of LMI by Kingsgate;

            (vi) Upon the execution of this Agreement, the present management of Kingsgate will call a meeting of the board of directors and at such meeting nominate and elect Wolfgang Schwarz to the board of directors, such appointment to take place as of the Reconfirmation Vote.

                  Kingsgate will also accept a letter of resignation from the all directors of the Kingsgate board of directors, such resignation to take place as of the Reconfirmation Vote.

            (vii) The present  management of Kingsgate,  in conjunction with the present management of LMI, will use its best efforts to secure a listing of the Kingsgate Shares and Kingsgate Warrants on the Over-the-Counter Bulletin Board commencing the date of the Reconfirmation Vote or as soon as practicable thereafter.

1.03 Exemption from Registration. Certificates representing the Kingsgate Shares issued to LMI shall bear a restrictive legend setting forth that the Kingsgate Shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and may not be transferred unless pursuant to an effective registration statement filed with the SEC or an exemption therefrom.

1.04 Registration Statement. Kingsgate will file the Post-Effective Amendment as soon as practical after the date of this Agreement.

                                    ARTICLE 2
                                     CLOSING

2.01 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of LMI in New York or at another place mutually agreed upon by the Parties. The "Closing" shall mean the deliveries to be made by the Parties at the Closing in accordance with this Agreement. The Closing will occur as soon as practicable after the reconfirmation of the acquisition by the Kingsgate Unit holders pursuant to Rule 419.

2.02 Deliveries by LMI. At the Closing, LMI shall deliver to Kingsgate Share certificates purchased by Kingsgate pursuant to paragraph 1.01(a). If not previously delivered, LMI shall also deliver to Kingsgate at the Closing all documents the delivery of which are contemplated by this Agreement.

2.03 Deliveries by Kingsgate. At the Closing, Kingsgate shall deliver certificates in accordance with section 1 hereof. The certificates shall be legended to restrict transfer in the absence of an effective registration statement filed with the Commission an exemption from such registration.

2.04 Further Assurances. Prior, at or after the Closing, each Party shall prepare, execute, and deliver, such further instruments of conveyance, sale, assignment, or transfer, and shall take or cause to be taken such other or further action, as any Party shall reasonably request of any other Party at any time or from time to time in order to consummate, in any other manner, the terms and provisions of this Agreement, including opinions of counsel for each Party relating to the representations and warranties set forth in this Agreement.

                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF LMI

      In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity.

      In this Agreement, any reference to a Party's "knowledge" means such Party's actual knowledge after reasonable inquiry of officers, directors and other employees of such Party reasonably believed to have knowledge of such matters.

      LMI represents and warrants to Kingsgate as follows:

3.01 Organization, Standing and Power. LMI is a corporation duly organized, validly existing and in good standing under the laws of Delaware. LMI has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on LMI. At or prior to the Closing, LMI will deliver a true and correct copy of its certificate of incorporation, a certificate of good standing and by-laws or other charter documents, as applicable, to Kingsgate.

      LMI is not in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents. LMI has no direct or indirect majority-owned subsidiaries.

3.02 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree against either LMI which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice, any acquisition of property or the conduct of business as currently conducted or as proposed to be conducted.

3.03 Governmental Authorization. LMI has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a governmental entity (i) pursuant to which it currently operates or holds any interest in any of its properties or (ii) that is required for its operation, and all of such authorizations are in full force and effect, except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect.

3.04 Compliance With Laws. To its knowledge, LMI has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect.

3.05 Authority. LMI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been adopted by the Board of Directors of LMI in resolutions which are in full force and effect. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of LMI. This Agreement has been duly executed and delivered by LMI and constitutes the valid and binding obligation of LMI enforceable against LMI in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by LMI does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the certificate of incorporation or bylaws of LMI, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to LMI or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to LMI or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, including but not limited to Rule 419 under the Securities Act, and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on LMI and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

3.06 Financial Statements. Prior to the Closing, LMI will deliver to Kingsgate audited financial statements for the period ended December 31, 2000 and unaudited financial statements for the period ended June 30, 2001 (the "LMI Financial Statements"). The LMI Financial Statements will be complete and correct in all material respects and will be prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods indicated and with each other. The LMI Financial Statements will accurately will set out and describe in all material respects the financial condition and operating results as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. LMI will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.07 Absence of Certain Changes. Subsequent to the date of the LMI Financial Statements, except as otherwise disclosed in writing, LMI will represent at the Closing that it has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect; (ii) any acquisition, sale or transfer of any material asset other than in the ordinary course of business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates); (iv) any declaration, setting aside, or payment of a dividend or other distribution, or any direct or indirect redemption, purchase or other acquisition of any shares of capital stock except as disclosed in writing to Kingsgate; (v) any material contract entered into other than in the ordinary course of business, or any material amendment or termination of, or default under, any material contract; (vi) any undisclosed material amendment or change to the incorporation documents or bylaws; (vii) any increase in or modification of the compensation or benefits payable or to become payable to any directors or employees other than in the ordinary course of business and consistent with past practice or (viii) any negotiation or agreement to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Kingsgate and its representatives regarding the transactions contemplated by this Agreement or as otherwise disclosed to Kingsgate).

3.08 Absence of Undisclosed Liabilities. LMI has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the LMI Financial Statements; (ii) those incurred in the ordinary course of business and not required to be set forth in the LMI Financial Statements under generally accepted accounting principles; (iii) those incurred in the ordinary course of business since the date of LMI Financial Statements and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

3.09 Taxes. LMI and Kingsgate have timely filed all tax returns required to be filed and has paid all taxes shown thereon to be due. The LMI Financial Statements (i) fully accrue all actual and contingent liabilities for taxes with respect to all periods through December 31, 2000 and neither LMI nor its subsidiaries has or will incur any tax liability in excess of the amount reflected on the LMI Financial Statements with respect to such periods, and (ii) properly accrue in accordance with generally accepted accounting principles all liabilities for taxes payable after December 31, 2000 with respect to all transactions and events occurring on or prior to such date. No material tax liability since December 31, 2000 has been incurred by LMI other than in the ordinary course of business and adequate provision has been made in the LMI Financial Statements for all taxes since that date in accordance with generally accepted accounting principles.

3.10 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of LMI, threatened against either LMI or any of its properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on LMI except as has been previously disclosed to Kingsgate. There is no judgment, decree or order against LMI or, to the knowledge of LMI, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on LMI.

3.11 Title to Property. LMI has, and will have, as the case may be good and marketable title to all of its properties, interests in properties and assets, real and personal, as reflected in the LMI Financial Statements or acquired after the LMI Financial Statements. The property and equipment that are used in the operations of its business are in all material respects in good operating condition and repair, ordinary wear and tear excepted.

3.12  Intellectual Property.

      (a) LMI owns or is licensed or otherwise possesses legally enforceable rights to use all trademarks, trade names, service marks, copyrights, domain registrations and any applications therefor, and tangible or intangible proprietary information or material ("Intellectual Property") that are used in its business as currently conducted, except to the extent that the failure to have such rights has not had and would not reasonably be expected to have a Material Adverse Effect.

      (b) LMI has not been sued in any suit, action or proceeding and has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The conduct of its business does not infringe any trademark, service mark, copyright, trade secret or other proprietary right of any third party, where such infringement would have a Material Adverse Effect.

3.13 Interested Party Transactions. LMI is not indebted to any director, officer, employee or agent (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to LMI except as disclosed in the LMI Financial Statements.

3.14  Insurance.  LMI  does  not  currently  carry  any  insurance,   except  as
      identified in Schedule 3.14

3.15 Brokers' and Finders' Fees. LMI has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement

3.16 Minute Books. LMI will make available to Kingsgate a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of LMI, and reflect all transactions referred to in such minutes accurately in all material respects.

3.17 Complete Copies of Materials. LMI has delivered or made available, and will continue to deliver or make available until the Closing true and complete copies of each agreement not in the ordinary course of business to which LMI is a party.

3.18 Representations Complete. None of the representations or warranties made by LMI, or documents furnished by LMI or pursuant to this Agreement or any written statement furnished to Kingsgate pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that for purposes of this representation, any document attached hereto as a "Superseding Document" (even if not actually physically attached hereto) that provides information inconsistent with or in addition to any other written statement furnished to Kingsgate in connection with the transaction contemplated hereby, shall be deemed to supersede any other prior document or written statement furnished to Kingsgate with respect to such inconsistent or additional information.

3.19 Compliance With Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which LMI is a party or by which it is bound, or require any consent under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

3.19 Capital Structure. 9,727,847 shares of LMI common stock are issued and outstanding. Such shares are fully paid and nonassessable. There are no other outstanding securities of LMI and no outstanding commitments to issue any securities.

3.20 Authorized Shares of Common Stock and Warrants. The LMI Shares to be transferred to Kingsgate under this Agreement will be free and clear of any lien, pledge, security interest or other encumbrance and, upon delivery of the securities at the Closing as provided for in this Agreement, and assuming Kingsgate is acquiring the LMI Shares in good faith and without notice of any adverse claim, Kingsgate will acquire good title thereto, free and clear of any lien, pledge, security interest or encumbrance (other than restrictions on transfer arising under applicable securities laws).

3.21 Disclosure. LMI has fully provided Kingsgate with all the information in its possession that Kingsgate has requested in determining whether to enter into this Agreement. Neither this Agreement nor any document attached to this Agreement nor any certificate delivered pursuant hereto that, in any such case, has been or will be provided by or on behalf of LMI contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading in light of the circumstances under which they were made.

3.22  Employee  Matters.  To its best  knowledge,  LMI is in  compliance  in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. To its best knowledge, there are no pending claims against LMI under any workers compensation plan or policy or for long term disability. There are no employee benefit plans or stock option plans or other bonus compensation to employees.

3.23 Delivery of Documents. LMI has delivered or will deliver to Kingsgate at or prior to the Closing all documents required to be delivered under this Agreement.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF KINGSGATE

      Kingsgate represents and warrants to LMI as follows:

4.01  Organization,   Standing  and  Power.  Kingsgate  is  a  corporation  duly organized, validly existing and in good standing under the laws of Delaware. Kingsgate has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Kingsgate.

4.02 Authority. Kingsgate has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Kingsgate. This Agreement has been duly executed and delivered by Kingsgate and constitutes the valid and binding obligation of Kingsgate enforceable against Kingsgate in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Kingsgate does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the articles of organization or bylaws of Kingsgate as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Kingsgate or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Kingsgate or Kingsgate in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Kingsgate and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement and (iii) subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, to general equitable principles and to limitations on the enforceability of indemnification provisions as applied to certain types of claims arising hereafter, if any, under the federal securities laws.

4.03 Litigation. There is no action, suit, proceeding, or investigation pending or, to its knowledge, currently threatened against Kingsgate which questions the validity of this Agreement or the right of Kingsgate to enter into this Agreement or to consummate the transactions contemplated hereby.

4.04 Financial Statements. The financial statements of Kingsgate ("Kingsgate Financial Statements") as filed with the Commission are complete and correct in all material respects and were prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods indicated and with each other. The Kingsgate Financial Statements accurately set out and describe in all material respects the financial condition and operating results as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments.

4.05 Absence of Certain Changes. Since the date of the Kingsgate Financial Statements, except as otherwise disclosed in writing, Kingsgate represents that it has conducted its business in the ordinary course consistent with past practice and that Kingsgate has been an inactive company except for the issuance of shares of common stock to its founding stockholders, filing Registration Statements with the Commission and conducting the Kingsgate Offering.

4.06 Absence of Undisclosed Liabilities. Kingsgate has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Kingsgate Financial Statements; (ii) those incurred in the ordinary course of business and not required to be set forth in the Kingsgate Financial Statements under generally accepted accounting principles; (iii) those incurred in the ordinary course of business since the Kingsgate Financial Statements and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

4.07 Taxes. Kingsgate has, or will have prior to the Closing filed all tax returns required to be filed and has paid all taxes shown thereon to be due. The Kingsgate Financial Statements will (i) fully accrue all actual and contingent liabilities for taxes with respect to all periods through June 30, 2001, and Kingsgate has not or will not incur any tax liability in excess of the amount reflected on the Kingsgate Financial Statements with respect to such periods, and (ii) properly accrue in accordance with generally accepted accounting principles all liabilities for taxes payable after June 30, 2001 with respect to all transactions and events occurring on or prior to such date. No material tax liability since June 30, 2001 has been incurred by Kingsgate.

4.08 Governmental Authorization. Kingsgate has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which it currently operates or holds any interest in any of its properties or (ii) that is required for its operation, and all of such authorizations are in full force and effect, except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect.

4.09 Title to Property. Kingsgate has good and marketable title to all of its properties, interests in properties and assets, reflected in the Kingsgate Financial Statements.

4.10 Interested Party Transactions. Kingsgate is not indebted to any director, officer, employee or agent and no such person is indebted to Kingsgate.

4.11  Insurance. Kingsgate does not currently carry any insurance.

4.12 Compliance With Laws. To its knowledge, Kingsgate has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect.

4.13 Authorization. This Agreement has been adopted by the Board of Directors of Kingsgate in resolutions which are in full force and effect. All acts and conditions required by law on the part of Kingsgate to authorize the execution and delivery of this Agreement and the transactions contemplated herein and the performance of all obligations of Kingsgate hereunder have been duly performed and obtained, and this Agreement constitutes a valid and legally binding obligation of Kingsgate, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, to general equitable principles and to limitations on the enforceability of indemnification provisions as applied to certain types of claims arising hereafter, if any, under the federal securities laws.

4.14 Compliance With Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which Kingsgate is a party or by which it is bound, or require any consent under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

4.15 Authorized Shares of Common Stock and Warrants. The Kingsgate Shares to be transferred to LMI under this Agreement will be free and clear of any lien, pledge, security interest or other encumbrance and, upon delivery of the securities at the Closing as provided for in this Agreement, and assuming LMI is acquiring the shares in good faith and without notice of any adverse claim, LMI Stockholders will acquire good title thereto, free and clear of any lien, pledge, security interest or encumbrance (other than restrictions on transfer arising under applicable securities laws).

4.16 Minute Books. Kingsgate will make available to LMI a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

4.17 Brokers' and Finders' Fees. Kingsgate has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement.

4.18 Representations Complete. None of the representations or warranties made by Kingsgate, or documents furnished by Kingsgate or pursuant to this Agreement or any written statement furnished to Kingsgate pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that for purposes of this representation, any document attached hereto as a "Superseding Document" (even if not actually physically attached hereto) that provides information inconsistent with or in addition to any other written statement furnished to Kingsgate in connection with the transaction contemplated hereby, shall be deemed to supersede any other prior document or written statement furnished to LMI with respect to such inconsistent or additional information.

4.19 Disclosure. Kingsgate has fully provided LMI with all the information in its possession that LMI has requested in determining whether to enter into this Agreement. Neither this Agreement nor any document attached to this Agreement nor any certificate delivered pursuant hereto that, in any such case, has been or will be provided by or on behalf of Kingsgate contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading in light of the circumstances under which they were made.

4.20 Capital Structure. The present capitalization of Kingsgate consists of 45,000,000 shares of common stock, par value $.001 each, of which 3,000,000 shares of common stock are issued and outstanding as of the date of closing and 5,000,000 shares of "blank check" preferred stock, $.001 par value each of which none are issued. In addition, Kingsgate has issued 5,000,000 common stock purchase warrants exercisable at $1.00. There are no other outstanding securities of Kingsgate and no outstanding commitments to issue any securities. At Closing the capitalization of Kingsgate will be as agreed to in Article 1 of this Agreement.

4.21  Employee Matters. Kingsgate has no employees.

4.22 Delivery of Documents. Kingsgate has delivered or will deliver to LMI at or prior to the Closing all documents required to be delivered under this Agreement.

                                    ARTICLE 5
           LEGEND REMOVAL, TRANSFER, CERTAIN SALES, ADDITIONAL SHARES

5.01 Removal of Legend. The restrictive legend shall be removed and Kingsgate shall issue, or shall cause to be issued, a certificate without such legend to the holder of any security upon which it is stamped, and a certificate for a security shall be originally issued without the legend, if, (a) the resale of such security is registered under the Securities Act, and (b) such holder provides Kingsgate with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to Kingsgate and its counsel (the reasonable cost of which shall be borne by Kingsgate if neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale) to the effect that a public sale or transfer of such security may be made without registration under the Securities Act pursuant to an exemption from such registration requirements.

5.02 Transfer Agent Instructions. Kingsgate shall instruct its transfer agent to issue certificates, registered in the name of Kingsgate or its transferees, for the Kingsgate Shares in such amounts specified from time to time by Kingsgate or its transferees to exercise of the Warrants.

                                    ARTICLE 6
                 TERMS GOVERNING MANAGEMENT AND THE ACQUISITION

6.01 Prior to the Closing, Kingsgate will take take all corporate and other action necessary to establish the size of its Board of Directors at the number of members LMI designates, to accept the resignation of Barney Magnusson and Leslie McGuffin, effective upon the Closing and to elect, effective upon the Closing, Wolfgang Schwartz and his designess. All current Kingsgate officers and directors shall resign their positions effective as of the Closing. The combined entity shall be managed by a Board of Directors appointed by LMI.

6.02 The combined entity shall not employ any employees of Kingsgate, and any, and all Kingsgate employees, if any, shall be terminated as of the effective date of the acquisition.

6.03  Each share of stock of the combined entity shall have one vote.

6.04 The acquisition must be completed within one (1) year of the date of this Agreement.

6.05 The combined entity shall be renamed Look Models International, Inc., and all formalities to affect said naming of the entity shall be undertaken and completed at the effective date of the acquisition.

6.06 There shall be no fees or other compensation paid to present Kingsgate management, or its affiliates or advisors, and there is no understanding or future arrangement that will result in income for current Kingsgate management or its affiliates or advisors, other than rights to income associated with stock ownership. Notwithstanding the foregoing, LMI shall pay fees and expenses of Kingsgate's counsel, Sheila G. Corvino, Esq. for due diligence investigation, for drafting a post-effective amendment to Kingsgate registration statement and for responding to SEC comment letters through effectiveness. Fees for the services as identified in this paragraph will be capped at $60,000. A retainer of $25,000 shall be paid upon execution of Securities Purchase Agreement. The second payment of $35,000 shall be paid upon filing of the post-effective amendment to the registration statement. Expenses shall be paid upon receipt of written verification thereof.

6.07 The Kingsgate Group shall be afforded rights against dilution for one round of additional financing after warrant conversions.

6.08 The Kingsgate Acquisition Team and the Kingsgate Founders shall be granted registration rights by LMI, without cost to the Kingsgate Group. Selling Shareholder pages will be prepared and appended to the post-effective amendment to the registration statement providing for registration for the shares held by the Kingsgate Acquisition Team and the Kingsgate Founders.

                                    ARTICLE 7
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

      The obligations of Kingsgate on the one hand, and LMI, on the other hand, to the following conditions on or prior to the Closing:

7.01 Consents and Approvals. The Parties shall have obtained all consents and approvals of third parties and governmental authorities, if any, required to consummate the transactions contemplated by this Agreement, including but not limited to the effectiveness of the Post-Effective Registration Statement and the Reconfirmation Vote.

7.02 Representations, Warranties and Agreements. All representations and warranties made herein by Kingsgate and LMI, shall be true, accurate and correct in all respects as of the date made and as of the Closing. Kingsgate and LMI, shall have performed all obligations and agreements undertaken by each of them herein to be performed at or prior to the Closing.

7.03 Certificate. Kingsgate shall have received from LMI and LMI shall have received from Kingsgate, a certificate, dated as of the Closing and executed by the President or Chief Executive Office and Secretary of LMI and Kingsgate, respectively to the effect that the conditions set forth in
      Article 3 or Article 4 respectively shall have been satisfied.

7.04 No Material Adverse Changes. There shall not have occurred any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of LMI.

7.05  No  Actions.   Consummation  of  the  transactions  contemplated  by  this
      Agreement shall not violate any order, decree or judgment of any court or governmental body having jurisdiction.

7.06 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to counsel for each of the Parties, and each such Party (or its counsel) shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

7.07 Accuracy of Documents and Information. The copies of all material instruments, agreements, other documents and written information delivered to any Party by any other Party or its representatives shall be complete and correct in all material respects as of the Closing, the receipt of audited 12-31-1999 and 12-31-2000 financial statements, 6-30-2001 reviewed financial statements, subsequent quarterly reviewed financial statements within thirty days of completion of such audit and subsequent audited 12-31-01 financials;

7.08 Due Diligence Review of accounts. There shall be a review and analysis of the accounts and financial statements identified in paragraph 7.07 of this
      Article 7 by an accountant selected by Kingsgate at its own expense, satisfactory to Kingsgate;

7.09 Due Diligence Review of Facilities and Assets. There shall be an inspection of its facilities and verification of assets claimed by LMI.

7.10  Compliance  with  Laws.  This  Securities   Purchase   Agreement  and  the
      underlying acquisition must be accomplished in accordance with applicable laws.

                                    ARTICLE 8
                                 INDEMNIFICATION

8.01 Indemnification. Each Party will indemnify and hold harmless the other Party and its respective officers, directors, agents and employees, and each person, if any, who controls or may control a Party within the meaning of the Securities Act from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, except for the net of any recoveries under existing insurance policies, tax benefits received by any Party or its affiliates as a result of such damages, indemnities from third parties or in the case of third party claims, by any amount actually recovered by a Party or its affiliates pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third party claims arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by LMI or Kingsgate in this Agreement, or any exhibit or schedule to this Agreement. Each Party and its affiliates shall act in good faith and in a commercially reasonable manner to mitigate any damages they may suffer.

                                    ARTICLE 9
                                  MISCELLANEOUS

9.01  (a) Notices.

            (1)   For LMI: One Penn Plaza, Suite 4401, New York, New York 10119,
                  Attention: Warren A. Kirshenbaum.

            (2) For Kingsate: 950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada, Attention: Barney Magnusson with a copy to Sheila Corvino, Esq., 811 Dorset West Road, Dorset, Vermont 05251.

            or to such other address as any Party may have furnished in writing to the other Party in the manner provided above.

      (b) Method of Notification. Any notice, demand, request, or other communication (collectively a "notice") required or permitted under this agreement must be in writing and delivered by federal express, certified or registered mail, postage prepaid, return receipt requested. A notice must be addressed to a party at the party's last known address, which addresses are as listed in provision 5, above. A notice that is sent by mail will be deemed given five (5) business days after it is mailed. Any party may designate, by notice to the other party or the party's agent, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.

9.02 Entire Agreement; Modifications; Waiver. This Agreement and the documents and instruments and other agreements specifically referred to herein constitute the final, exclusive and complete understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto. No variation or modification of this Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the Party against whom enforcement of any such variation, modification, waiver or consent is sought. The rights and remedies available to each Party pursuant to this Agreement and all exhibits hereunder shall be cumulative.

9.03 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

9.04  Counterparts.   This   Agreement   may  be   executed  in  any  number  of
      counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

9.05 Publicity. Except for disclosure required by any law to which either Party is subject, the timing and content of any announcements, press releases and public statements to be made concerning the transactions pursuant to this Agreement shall be determined solely by Kingsgate, in consultation with LMI, unless context relates to LMI's operation in which case the parties shall jointly decide on the content and timing of the announcement
      .

9.07 Successors and Assigns. No Party may, without the prior express written consent of each other Party, assign this Agreement in whole or in part. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties.

9.07 Applicable Law. All questions concerning the construction, validity and interpretation of this agreement and the performance of the obligations imposed by this agreement shall be governed by the internal law, not the law of conflicts, of the State of New York.

9.08 Exclusive Jurisdiction and Venue. Any suit involving any dispute or matter arising under this agreement may only be brought in a United States District Court located in the State of New York or any New York State Court having jurisdiction over the subject matter of the dispute or matter. All parties hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

9.09 Further Assurances. At the request of any of the Parties, and without further consideration, the other Parties will execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby, required by law, statute, rule or regulation.

9.10 Confidentiality and Nondisclosure Agreements. All information which shall have been furnished or disclosed by one Party to the other pursuant to this Agreement, including without limitation, business, financial and customer development plans, forecasts, strategies and information, shall be held in confidence pursuant hereto and shall not be disclosed to any person other than their respective employees, directors, legal counsel, accountants or financial advisors, with a need to have access to such information, and shall not make any use whatsoever of such information except to evaluate such information internally. The confidentiality provisions set forth herein shall survive until two years from the date hereof, unless the Party desiring to disclose the information can document that (i) such information is (through no improper action or inaction by such Party or any affiliate, agent, consultant or employee) generally available to the public, or (ii) was in its possession or known by it prior to receipt from the other Party, or (iii) was rightfully disclosed to it by a third party, or (iv) was independently developed by employees of such Party who have had no access to such information.

9.11 Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or provisions of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof.

9.12 Execution in Counterpart and in Separate Locations. As the parties are currently resident in different jurisdictions, the parties agree that this agreement may be executed by the parties in counterpart while said parties are in different locations. Accordingly, fax transmission of signatures shall be deemed to be authentic and constitute execution of this agreement.

      IN WITNESS WHEREOF, each Party has executed this Agreement as of the date first above written.

                           KINGSGATE ACQUISITION, INC.

                             By: /s/ Barney Magnusson
                                ---------------------
                                Barney Magnusson,
                                    President

                         LOOK MODELS INTERNATIONAL, INC.

                            By: /s/ Wolfgang Schwarz
                               ---------------------
                                 Wolfgang Schwarz,
                                    President

                                   Schedule A
                                LMI Stockholders

                                   Schedule B
                               Kingsgate Founders

Barney Magnusson
West Vancouver
British Columbia
V7T 2M3 Canada

Leslie McGuffin
950 11th Street
West Vancouver
British Columbia
V7T 2M3 Canada

Tradewinds Investments Ltd.
Shirley House
50 Shirley Street
Nassau, Bahamas

Turf Holding Ltd.
Oakridge House
5 West Hill Street
Nassau, Bahamas

CCD Consulting
Commerce Distribution
AG Glockengasse 4
Postfach 1220
4001 Basel
Switzerland

The Pembridge
Capital Establishment
P. O. Box 1617
Meierhofstrasse 5

Vadus FL-9490
Liechtenstein

Seloz Gestion & Finance SA
Boulevard St. Georges 71
1211 Geneva 4
Switzerland

Partner Marketing AG
Landweg 1
6052 Hergiswil
Switzerland

U. K. Menon
28, Jalar 17/21 C
Peteling Jaya
Selangor
Malaysia

Otto Zimmerli
Poststrasse 2
9050 Appenzil
Switzerland

                                   Schedule C
                         The Kingsgate Acquisition Team

R. Scott Barter
Jack Rubinstein
Richard Cohen

                                   Schedule D
                                 LMI Management
                           Wolfgang Schwarz, President